Exhibit 99.1

PC Connection, Inc. Reports Second Quarter 2015 Results

SECOND QUARTER SUMMARY:

  Net income up 2% year over year to $11.6 million
  YTD net income up 9% year over year to $20.2 million
  Net sales: $627.6 million, down 1% year over year
  Diluted earnings per share: $0.44 versus $0.43 last year
  Cash balance $72.5 million

MERRIMACK, N.H.--(BUSINESS WIRE)--July 30, 2015--PC Connection, Inc. (NASDAQ: PCCC), a national provider of a full range of information technology (IT) solutions to business, government, healthcare, and education markets, today announced results for the quarter ended June 30, 2015. Net sales for the second quarter of 2015 decreased by 1% to $627.6 million, compared to $633.2 million for the prior year quarter. Note that the Company was comparing against a very strong prior year quarter, which had revenue growth of almost 14% and net income growth of 25%. Net income for the quarter ended June 30, 2015 increased by 2% to $11.6 million, or $0.44 per diluted share, compared to net income of $11.4 million, or $0.43 per diluted share for the prior year quarter.

Net sales for the six months ended June 30, 2015 were $1,208.9 million, an increase of $15.9 million or 1.3%, compared to $1,193.0 million for the six months ended June 30, 2014. Net income for the six months ended June 30, 2015 increased by 8.9% to $20.2 million, or $0.76 per diluted share, compared to net income of $18.6 million, or $0.70 per diluted share, for the six months ended June 30, 2014. Earnings before interest, taxes, depreciation and amortization, adjusted for stock-based compensation expense (“Adjusted EBITDA”) totaled $83.8 million for the twelve months ended June 30, 2015, compared to $73.6 million for the twelve months ended June 30, 2014.

Quarterly Sales by Segment:

  Net sales for the SMB segment decreased by 3.3% to $259.3 million in the second quarter of 2015, compared to the prior year quarter. The decrease was due to a double-digit percentage decrease in desktops, which is consistent with current market conditions in this category. Sales of notebooks, the largest SMB category, increased by 6.3% compared to the prior year quarter, as mobility continues to be a focus area for businesses.
  Net sales for the Large Account segment increased by 4.3% to $231.8 million in the second quarter of 2015, compared to the prior year quarter. Servers, networking, and software sales had strong growth during this quarter at 27.5%, 20.5% and 12.5%, respectively.
  Net sales to the Public Sector segment decreased by 4.5% to $136.5 million in the second quarter of 2015, compared to the prior year quarter. Sales to state and local government and educational institutions decreased by 5.8%, compared to the prior year quarter, while sales to the federal government increased by 0.6%. Notebook/tablet sales were strong in this segment with an increase of 23.7%.

Quarterly Sales by Product Mix:

  Notebook/tablet sales, the Company’s largest product category, increased by 9% year over year and accounted for 24% of net sales in the second quarter of 2015 compared to 22% of net sales in the prior year quarter. Public Sector experienced strong year-over-year growth in notebook/tablet sales.
  Software sales increased by 7% year over year and accounted for 18% of net sales in the second quarter of 2015 compared to 16% of net sales in the prior year quarter. We experienced strong growth in cloud-based offerings.
  Server product sales increased by 14% year over year and accounted for 4% of net sales in the second quarter of 2015 and 2014. We experienced significant sales growth in our Large Account segment in this product category.

Overall gross profit dollars decreased by $0.8 million, or 1%, in the second quarter of 2015, compared to the prior year quarter. Consolidated gross margin, as a percentage of net sales, remained unchanged at 13.2%.

Selling, general and administrative dollars decreased in the second quarter of 2015 to $63.1 million from $64.6 million in the prior year quarter and improved as a percentage of net sales to 10.1% due to strict cost controls. We also incurred $0.3 million of start-up costs during the quarter related to our new distribution center, which is scheduled to be operational near the end of the third quarter. We continue to invest in technical solution sales capabilities and expect SG&A expenses to rise accordingly. However, we are highly focused on improving efficiencies and streamlining wherever possible.

The Company generated significant cash flow during the six months ended June 30, 2015. Total cash was $72.5 million at June 30, 2015, compared to $60.9 million at December 31, 2014.

“The Company had solid performance this quarter in a challenging IT environment. We were able to increase earnings despite having to compare against the industry leading growth rates that we experienced in the prior year,” said Timothy McGrath, President and Chief Executive Officer. “We continue to focus on building our advanced technology solution capabilities to help solve our customer’s most complex business issues. We believe our team and the strategies we have in place position us well to gain market share and increase long-term shareholder value.”

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure. This information is included to provide information with respect to the Company’s operating performance and earnings.

About PC Connection, Inc.

PC Connection, Inc., a Fortune 1000 company, has three wholly owned sales subsidiaries: PC Connection Sales Corporation, MoreDirect, Inc., and GovConnection, Inc., headquartered in Merrimack, NH; Boca Raton, FL; and Rockville, MD; respectively. All three companies can deliver custom-configured computer systems overnight from our ISO 9001:2008 certified technical configuration lab at our distribution center in Wilmington, OH. In addition, the company has over 2,500 technical certifications to ensure that we can solve the most complex issues of our customers. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

PC Connection Sales Corporation (800-800-5555), the original business of PC Connection, Inc. serving primarily the small- and medium-sized business sector, is a rapid-response provider of IT products and services. It offers more than 300,000 brand-name products through its staff of technically trained sales account managers, catalogs, publications, and its website at www.pcconnection.com. This company also serves consumer and small office users and is, under its MacConnection brand (800-800-2222), one of Apple’s largest authorized online resellers at www.macconnection.com.

MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with best-in-class IT solutions, in-depth IT supply-chain expertise, and access to over 300,000 products and 1,600 vendors through TRAXX™, our proprietary cloud-based eProcurement system. MoreDirect’s team of engineers, software licensing specialists, and project managers help reduce the cost and complexity of buying hardware, software, and services throughout the entire IT lifecycle.

GovConnection, Inc. (800-800-0019) is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, publications, and online at www.govconnection.com.

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to manage costs in response to fluctuations in revenue, and other risks that could cause actual results to differ materially from expectations, including those detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2014. More specifically, the statements in this release concerning the Company’s outlook for selling, general, and administrative expenses, the Company’s efforts in improving efficiencies and streamlining its business and other statements of a non-historical basis (including statements regarding the Company’s ability to increase market share and enhance long-term shareholder value and the Company’s continuing investments in technical solution sales capabilities) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs, the ability of the Company to gain or maintain market share, and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company disclaims any obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.

CONSOLIDATED SELECTED FINANCIAL INFORMATION
At or for the Three Months Ended June 30,	2015		2014
		% of		% of	%
(Amounts and shares in thousands, except operating data, P/E ratio, and per share data)		Net Sales		Net Sales	Change

Operating Data:
Net sales	$627,622		$633,244		(1%)
Diluted earnings per share	$0.44		$0.43		2%

Gross margin	13.2%		13.2%
Operating margin	3.1%		3.0%
Return on equity (1)	12.4%		12.1%

Inventory turns	24		28
Days sales outstanding	43		40

Product Mix:
Notebooks/Tablets	$148,481	24%	$136,126	22%	9%
Software	111,454	18	104,157	16	7%
Desktops	68,662	11	76,733	12	(11%)
Video, Imaging & Sound	55,862	9	56,775	9	(2%)
Net/Com Products	49,833	8	57,908	9	(14%)
Printer & Printer Supplies	35,332	6	37,175	6	(5%)
Storage	34,272	5	39,452	6	(13%)
Servers	28,025	4	24,671	4	14%
Memory & System Enhancements	19,181	3	21,349	3	(10%)
Accessories/Services/Other	76,520	12	78,898	13	(3%)
Total Net Sales	$627,622	100%	$633,244	100%	(1%)

Stock Performance Indicators:
Actual shares outstanding	26,396		26,224
Total book value per share	$14.23		$12.94
Tangible book value per share	$12.23		$10.89
Closing price	$24.74		$20.68
Market capitalization	$653,037		$542,312
Trailing price/earnings ratio	14.8		14.1
LTM Adjusted EBITDA (2)	$83,813		$73,595
Adjusted market capitalization/LTM Adjusted EBITDA (3)	6.9		6.5

(1) Based on last twelve months' net income.
(2) Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for stock-based compensation.
(3) Adjusted market capitalization is defined as gross market capitalization less cash balance.

REVENUE AND MARGIN INFORMATION
For the Three Months Ended June 30,	2015		2014
	Net	Gross	Net	Gross
(amounts in thousands)	Sales	Margin	Sales	Margin

SMB	$259,346	15.4%	$268,056	15.3%
Large Account	231,803	12.4	222,276	12.3
Public Sector	136,473	10.5	142,912	10.8
Total	$627,622	13.2%	$633,244	13.2%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended June 30,	2015		2014
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$627,622	100.0%	$633,244	100.0%
Cost of sales	544,635	86.8	549,478	86.8
Gross profit	82,987	13.2	83,766	13.2

Start-up costs - new distribution center	271	–	–	–
Selling, general and administrative expenses, other	63,093	10.1	64,564	10.2
Income from operations	19,623	3.1	19,202	3.0

Interest/other expense, net	(39)	–	(26)	–
Income tax provision	(7,955)	(1.2)	(7,747)	(1.2)
Net income	$11,629	1.9%	$11,429	1.8%

Earnings per common share:
Basic	$0.44		$0.44
Diluted	$0.44		$0.43

Shares used in the computation of earnings per common share:
Basic	26,363		26,206
Diluted	26,616		26,487

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Six Months Ended June 30,	2015		2014
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$1,208,881	100.0%	$1,193,004	100.0%
Cost of sales	1,048,281	86.7	1,036,391	86.9
Gross profit	160,600	13.3	156,613	13.1

Start-up costs - new distribution center	271	–	–	–
Selling, general and administrative expenses, other	126,527	10.5	125,665	10.5
Income from operations	33,802	2.8	30,948	2.6

Interest/other expense, net	(38)	–	(36)	–
Income tax provision	(13,551)	(1.1)	(12,352)	(1.0)
Net income	$20,213	1.7%	$18,560	1.6%

Earnings per common share:
Basic	$0.77		$0.71
Diluted	$0.76		$0.70

Shares used in the computation of earnings per common share:
Basic	26,354		26,204
Diluted	26,605		26,485

EBITDA AND ADJUSTED EBITDA

A reconciliation of EBITDA and Adjusted EBITDA is detailed below. Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for stock-based compensation. Both EBITDA and Adjusted EBITDA are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either includes or excludes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. We believe that EBITDA and Adjusted EBITDA provide helpful information with respect to our operating performance including our ability to fund our future capital expenditures and working capital requirements. Adjusted EBITDA also provides helpful information as it is the primary measure used in certain financial covenants contained in our credit agreements.

(amounts in thousands)	Three Months Ended June 30,			LTM Ended June 30, (1)
	2015	2014	% Change	2015	2014	% Change
Net income	$11,629	$11,429		$44,334	$38,990
Depreciation and amortization	2,179	1,786		8,599	7,616
Income tax expense	7,955	7,747		29,886	25,757
Interest/other expense, net	39	26		88	89
EBITDA	21,802	20,988		82,907	72,452
Stock-based compensation	225	327		906	1,143
Adjusted EBITDA	$22,027	$21,315	3%	$83,813	$73,595	14%

(1) LTM: Last twelve months

				June 30,	December 31,
CONDENSED CONSOLIDATED BALANCE SHEETS				2015	2014
(amounts in thousands)

ASSETS
Current Assets:
Cash and cash equivalents				$72,497	$60,909
Accounts receivable, net				332,899	293,027
Inventories				98,575	90,917
Deferred income taxes				7,749	7,749
Prepaid expenses and other current assets				5,168	5,332
Income taxes receivable				2,118	212
Total current assets				519,006	458,146
Property and equipment, net				29,878	27,861
Goodwill				51,276	51,276
Other intangibles, net				1,568	1,953
Other assets				818	724
Total Assets				$602,546	$539,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable				$162,374	$124,893
Accrued expenses and other liabilities				29,234	22,011
Accrued payroll				14,290	17,793
Total current liabilities				205,898	164,697
Deferred income taxes				18,864	18,803
Other liabilities				2,229	2,452
Total Liabilities				226,991	185,952
Stockholders’ Equity:
Common stock				283	282
Additional paid-in capital				108,289	106,956
Retained earnings				282,845	262,632
Treasury stock at cost				(15,862)	(15,862)
Total Stockholders’ Equity				375,555	354,008
Total Liabilities and Stockholders’ Equity				$602,546	$539,960

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30,	2015	2014
(amounts in thousands)

Cash Flows from Operating Activities:
Net income	$20,213	$18,560
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,370	3,863
Provision for doubtful accounts	718	365
Stock-based compensation expense	463	486
Deferred income taxes	61	57
Excess tax benefit from exercise of equity awards	(95)	(34)

Changes in assets and liabilities:
Accounts receivable	(40,590)	(12,641)
Inventories	(7,658)	(18,046)
Prepaid expenses and other current assets	(1,742)	2,057
Other non-current assets	(94)	22
Accounts payable	37,231	28,392
Accrued expenses and other liabilities	3,597	(2,232)
Net cash provided by operating activities	16,474	20,849

Cash Flows from Investing Activities:
Purchases of equipment	(5,752)	(3,493)
Proceeds from sale of equipment	-	10
Net cash used for investing activities	(5,752)	(3,483)

Cash Flows from Financing Activities:
Issuance of stock under Employee Stock Purchase Plan	435	360
Exercise of stock options	379	16
Excess tax benefit from exercise of equity awards	95	34
Payment of payroll taxes on stock-based compensation through shares withheld	(43)	(34)
Net cash provided by financing activities	866	376
Increase in cash and cash equivalents	11,588	17,742
Cash and cash equivalents, beginning of period	60,909	42,547
Cash and cash equivalents, end of period	$72,497	$60,289

Non-cash Investing Activities:
Accrued capital expenditures	$455	$343

Supplemental Cash Flow Information:
Income taxes paid	$16,500	$10,933

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CONTACT:
PC Connection, Inc.
Joseph Driscoll, Senior Vice President, Treasurer and Chief Financial Officer
603-683-2505